Exhibit 4.1

NUANCE COMMUNICATIONS, INC.
2.75% Senior Convertible Debentures due 2027
INDENTURE
Dated as of August 13, 2007
U.S. Bank National Association
Trustee

i

     INDENTURE dated as of August 13, 2007 between NUANCE COMMUNICATIONS, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).
     WHEREAS, the Company has duly authorized the creation of an issue of its 2.75% Senior Convertible Debentures due 2027 (the “Securities”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, all things necessary to make the Securities, when the Securities are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Securities have in all respects been duly authorized,
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
Definitions and Incorporation by Reference
     Section 1.01. Definitions.
     “Additional Interest” means Default Additional Interest and Registration Rights Additional Interest.
     “Additional Interest Notice” has the meaning specified in Section 4.07.
     “Additional Shares” has the meaning specified in Section 10.05.
     “Additional Securities” has the meaning specified in Section 2.17.
     “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Members” has the meaning specified in Section 2.09.
     “Applicable Consideration” has the meaning specified in Section 10.07.
     “Bankruptcy Law” has the meaning specified in Section 6.01.
     “Board of Directors” means the Board of Directors of the Company or, other than in the case of the definition of “Continuing Directors,” any committee thereof duly authorized to act on behalf of such Board.
     “Business Day” means each day which is not a Legal Holiday.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.
     “Cash Percentage” has the meaning specified in Section 10.13(b).
     “Closing Date” means the date of this Indenture.
     “Closing Sale Price” of any share of Common Stock or any other security on any Trading Day means the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the shares of Common Stock are traded or, if the shares of Common Stock are not listed on a U.S. national or regional securities exchange, as reported in the over-the-counter market by Pink Sheets LLC or other similar organization. In the absence of such a quotation, the Closing Sale Price shall be determined by a nationally recognized securities dealer retained by the Company for that purpose. The Closing Sale Price shall be determined without reference to extended or after hours trading.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 10.07, however, shares issuable on conversion of Securities shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $0.001) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.
     “Company Repurchase Notice” has the meaning specified in Section 3.06.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Indenture; or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election.
     “Conversion Agent” has the meaning specified in Section 2.05.
     “Conversion Date” has the meaning specified in Section 10.02.
     “Conversion Notice” has the meaning specified in Section 10.02.
     “Conversion Observation Period” means, with respect to any Securities, the 20 consecutive Trading Day period: (1) with respect to a Conversion Date occurring during the period beginning on the fourth Scheduled Trading Day preceding a Redemption Date and ending on the close of business on the Business Day prior to the Redemption Date, beginning on the Redemption Date, (2) with respect to a Conversion Date occurring during the period beginning on the fourth Scheduled Trading Day preceding the Maturity Date and ending on the close of business on the Business Day immediately preceding the Maturity Date, beginning on the Maturity Date and (3) in all other cases, beginning on the third Scheduled Trading Day following the related Conversion Date.

     “Conversion Price” on any day will equal $1,000 divided by the Conversion Rate in effect on that day.
     “Conversion Rate” means initially 51.3736 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustments as set forth herein.
     “Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 225 Asylum Street, Hartford, CT 06103, Attention: Elizabeth C. Hammer, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.
     “Current Market Price” on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date (the “day in question”); provided that if the Ex-Date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 10.06 occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the Ex-Date for such other event shall be adjusted by dividing such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be multiplied as a result of such other event. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to Section 10.06, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 10.06 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
     “Custodian” has the meaning specified in Section 6.01.
     “Daily Conversion Value” means, for any Trading Day during the Conversion Observation Period, one-twentieth (1/20) of (1) the applicable Conversion Rate multiplied by (2) the VWAP Price of the Common Stock (or the consideration into which the Common Stock has been converted in connection with transactions to which Section 10.07 is applicable) on that day. For the purposes of determining the Daily Conversion Value the following provisions shall apply: (i) if the Applicable Consideration includes securities for which the price can be determined in a manner contemplated by the definition of “VWAP Price,” then the value of such securities shall be determined in accordance with the principles set forth in such definition; (ii) if the Applicable Consideration includes other property (other than securities as to which clause (i) applies or cash), then the value of such property shall be the fair market value of such property as determined by the Board of Directors in good faith; and (iii) if the

Applicable Consideration includes cash, then the value of such cash shall be the amount thereof.
     “Daily Settlement Amount,” for each $1,000 principal amount of Securities, for each of the 20 Trading Days during the Conversion Observation Period, shall consist of:
     (i) cash equal to the lesser of $50 and the Daily Conversion Value; and
     (ii) to the extent the Daily Conversion Value exceeds $50, a number of shares of Common Stock (the “Daily Share Amount”) equal to, (A) the difference between the Daily Conversion Value and $50, divided by (B) the VWAP Price of the Common Stock for such day, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Observation Period, subject to the Company’s right to deliver a percentage of the Daily Share Amount in cash in accordance with Section 10.13(b).
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Default Additional Interest” has the meaning specified in Section 6.13.
     “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Global Securities. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Determination Date” has the meaning specified in Section 10.06(l).
     “Distributed Assets” has the meaning specified in Section 10.06(d).
     “Distribution Notice” has the meaning specified in Section 10.01(c).
     “DTC” means The Depository Trust Company.
     “Effective Date” has the meaning specified in Section 10.05.
     “Event of Default” has the meaning specified in Section 6.01.
     “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock, trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.
     “Fiscal Quarter” means, with respect to the Company, a fiscal quarter of the Company. The Company shall confirm the ending dates of its fiscal quarters for the current fiscal year to the Trustee upon the Trustee’s request.
     “Fundamental Change” means the occurrence of any of the following after the original issuance of the Securities:
     (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote by the holders thereof in the election of the Board of Directors (or comparable body); or
     (b) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or
     (c) the adoption of a plan relating to the liquidation or dissolution of the Company; or
     (d) the consolidation or merger of the Company with or into any Person (other than a subsidiary of the Company), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act) (other than to one or more of the Company’s Subsidiaries), other than:
     (i) any transaction:
     (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; and
     (B) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of the Board of Directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in elections of the directors of the continuing or surviving Person (or any parent thereof) immediately after giving effect to such transaction; or
     (ii) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or
     (e) the termination of trading of the Common Stock, which will be deemed to have occurred if the Common Stock or other common stock into which the Securities are convertible is not listed for trading on a U.S. national securities exchange.
     However, a Fundamental Change will be deemed not to have occurred if at least 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clauses (a) or (d) above consists of shares of common stock traded or to be traded immediately following such transaction on a U.S. national securities exchange and, as a result of the transaction or transactions, the Securities become convertible solely into such common stock and other consideration, subject to the provisions set forth in Section 10.07.
     “Fundamental Change Repurchase Date” has the meaning specified in Section 3.04(a).
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 3.04(c).
     “Fundamental Change Repurchase Price” has the meaning specified in Section 3.04(a).
     “GAAP” means generally accepted accounting principles in the United States of America as in effect on the Closing Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
     “Global Securities” has the meaning specified in Section 2.02.
     “Indebtedness” means, with respect to any Person all indebtedness of such Person for borrowed money.
     “Indenture” means this Indenture as amended or supplemented from time to time.
     “Initial Purchasers” means each of Citigroup Global Markets Inc. and Goldman, Sachs & Co. (each, an “Initial Purchaser”).
     “interest” means, when used with reference to the Securities, any interest payable under the terms of the Securities, including defaulted interest, if any, Additional Interest, if any, payable under the terms of the Registration Rights Agreement and additional interest, if any, payable pursuant to Section 6.13.
     “Interest Record Dates” means the dates specified as such in the form of Security set forth as Exhibit A hereto. The Interest Record Date for any interest payment date for the Securities shall be the Interest Record Date immediately preceding the applicable interest payment date.
     “Legal Holiday” has the meaning specified in Section 11.08.
     “Market Disruption Event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day for the Common Stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The Nasdaq Global Select Market or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “Maturity Date” means August 15, 2027.
     “Non-Stock Change of Control” means a transaction described under clause (a), clause (d) or clause (e) in the definition of Fundamental Change and in case of clause (a) or clause (d), other than pursuant to any transaction which otherwise would constitute a Fundamental Change under clause (a) or (d) of the definition of Fundamental Change in which at least 90% of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) consists of shares of common stock traded or to be traded immediately following such transaction on a U.S. national securities exchange and, as a result of such transaction of transactions, the Securities become convertible into such common stock.

     “Notice of Default” shall have the meaning specified in Section 6.01.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
     “Officers’ Certificate” means a certificate signed by two Officers.
     “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
     “Paying Agent” has the meaning specified in Section 2.05.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “PORTAL Market” means The PORTAL Market operated by the Nasdaq Stock Market or any successor thereto.
     “preferred stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
     “Principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.
     “protected purchaser” has the meaning specified in Section 2.12.
     “Purchase Agreement” means the Purchase Agreement dated August 7, 2007, among the Company and the Initial Purchasers relating to the offering and sale of the Securities.
     “Purchased Shares” has the meaning specified in Section 10.06(f).
     “Redemption Date” has the meaning specified in Section 3.01.
     “Redemption Price” has the meaning specified in Section 3.01.
     “Reference Period” has the meaning specified in Section 10.06(d).

     “Register” has the meaning specified in Section 2.05.
     “Registrar” has the meaning specified in Section 2.05.
     “Registration Rights Additional Interest” has the meaning specified for Additional Interest in Section 6(a) of the Registration Rights Agreement.
     “Registration Rights Agreement” means the Registration Rights Agreement dated as of August 13, 2007 among the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.
     “Repurchase Date” has the meaning specified in Section 3.05(a).
     “Repurchase Notice” has the meaning specified in Section 3.05(c).
     “Repurchase Price” has the meaning specified in Section 3.05(a).
     “Restricted Securities” has the meaning specified in Section 2.10.
     “Restricted Security Legend” has the meaning specified in Section 2.10.
     “Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.
     “SEC” means the Securities and Exchange Commission.
     “Securities” means any security issued, authenticated and delivered under this Indenture, including any Global Securities.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securityholder” or “Holder” means the Person in whose name a Security is registered on the Registrar’s books.
     “Significant Subsidiary” means any Subsidiary of a Person that would be a “Significant Subsidiary” of the Person within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     “Spin-Off” has the meaning specified in Section 10.06(d).
     “Stock Price” has the meaning specified in Section 10.05.
     “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
     “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.
     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for the Common Stock is provided on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock (or other security for which a Closing Sale Price must be determined) is not listed or traded, “Trading Day” means a “Business Day.”
     “Trading Price” means, with respect to a Security on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of the Securities obtained by the Trustee at the direction of the Company for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include one or more of the Initial Purchasers; provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can be reasonably obtained by the Trustee, this one bid will be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer or in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then, for purposes of Section 10.01(a)(viii), the Trading Price of $1,000 principal amount of the Securities will be deemed to be less than 98% of the applicable Conversion Rate of the Securities multiplied by the Closing Sale Price of Common Stock on such determination date.
     “Trigger Event” has the meaning specified in Section 10.06(d).

     “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
     “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
     “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
     “VWAP Price” per share of the Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page NUAN <Equity> VWAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the “VWAP Price” means the market value per share of the Common Stock on such day on a volume weighted basis, if possible, as determined by a nationally recognized investment banking firm retained for this purpose by the Company.
     “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, all the Capital Stock of which (other than directors’ qualifying shares) is owned by such Person or another Wholly Owned Subsidiary of such Person.
     Section 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
     “Commission” means the SEC.
     “indenture securities” means the Securities.
     “indenture security holder” means a Securityholder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     Section 1.03. Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation; and
     (5) words in the singular include the plural and words in the plural include the singular.
ARTICLE 2
The Securities
     Section 2.01. Designation, Amount and Issuance of Securities. The Securities shall be designated as “2.75% Senior Convertible Debentures due 2027.” The Securities will initially be issued in the aggregate principal amount of $250,000,000. The Company may issue additional securities in accordance with Section 2.17. Upon the execution of this Indenture, or from time to time thereafter, Securities may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Securities upon a written order of the Company, such order signed by an Officer of the Company, without any further action by the Company hereunder.
     Section 2.02. Form of the Securities. The Securities and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Securities attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Securities, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Securities to be tradable on The PORTAL Market or as may be required for the Securities to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject.
     So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, subject to Section 2.09, all of the Securities will be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Securities”). The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.09, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.
     Any Global Securities shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture. Payment of principal of, and interest on, any Global Securities shall be made to the Depositary in immediately available funds.
     Section 2.03. Date and Denomination of Securities; Payment at Maturity; Payment of Interest. The Securities shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Security shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Securities attached as Exhibit A hereto. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     On the Maturity Date, each Holder shall be entitled to receive on such date the principal amount of the Securities held and accrued and unpaid interest to, but not including, the Maturity Date. With respect to Global Securities, principal and interest will be paid to the Depositary in immediately available funds. With respect to any certificated Securities, principal and interest will be payable at the Company’s office or agency maintained for that purpose, which initially will be the Trustee’s office at 100 Wall Street, Suite 1600, New York, NY 10005.
     The Person in whose name any Security is registered on the Register at 5:00 p.m., New York City time, on any Interest Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that the interest payable upon maturity will be payable to the Person to whom principal is payable upon maturity.
     Notwithstanding the foregoing, any Securities or portion thereof surrendered for conversion during the period after the Interest Record Date for any interest payment date and ending prior to the corresponding interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest (excluding any Additional Interest) otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if a Holder converts its Securities in connection with a redemption and the Company has specified a Redemption Date that is after an Interest Record Date and on or prior to the corresponding interest payment date, (2) if a Holder converts its Securities in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after an Interest Record Date and on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to such Securities.
     Except as provided above, the Company shall pay interest (i) on any Global Securities by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Securities in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided that at maturity, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee located at 100 Wall Street, Suite 1600, New York, NY 10005 and (iii) on any Securities in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Securities who has duly delivered notice of such election and applicable wire instructions to the Trustee at least five Business Days prior to the relevant interest payment date, provided that at maturity, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee located at 100 Wall Street, Suite 1600, New York, NY 10005. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

     Section 2.04. Execution and Authentication. One or more Officers shall sign the Securities for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
     Section 2.05. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities may be presented for payment (the “Paying Agent”) and an office or agency where Securities may be presented for conversion (the “Conversion Agent”). The Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Registrar shall keep a register of the Securities (the “Register”) and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities, (ii) the custodian with respect to the Global Securities and (iii) Conversion Agent.
     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to

Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.
     The Company may remove any Registrar, Paying Agent or Conversion Agent upon written notice to such Registrar, Paying Agent or Conversion Agent and to the Trustee; provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Paying Agent or Conversion Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Conversion Agent until the appointment of a successor in accordance with clause (1) above. The Registrar, Paying Agent or Conversion Agent may resign at any time upon written notice; provided that the Trustee may resign as Paying Agent, Conversion Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.
     Section 2.06. Paying Agent to Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
     Section 2.07. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
     Section 2.08. Exchange and Registration of Transfer of Securities. The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.
     Upon surrender for registration of transfer of any Securities to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08 and in Section 2.10, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     All Securities presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made to any Holder for any registration of, transfer or exchange of Securities, but the Company may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.
     Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Securities for a period of fifteen calendar days next preceding date of mailing of a notice of redemption, (b) any Securities or portions thereof called for redemption pursuant to Section 3.02, except for the unredeemed portion of any Securities being redeemed in part, (c)

any Securities or portions thereof surrendered for conversion pursuant to Article 10, (d) any Securities or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.04 or (e) any Securities or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05.
     Section 2.09. Global Securities. The following provisions shall apply to Global Securities:
     (a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or custodian for the Global Securities therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
     (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 calendar days, or (B) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Securities represented by Global Securities. Any Global Securities exchanged pursuant to this Section 2.09(b) shall be so exchanged in whole and not in part.
     (c) In addition, certificated Securities will be issued in exchange for beneficial interests in a Global Security upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Securities or this Indenture upon the occurrence and during the continuance of an Event of Default.
     (d) Securities issued in exchange for a Global Security or any portion thereof pursuant to Section 2.09(b) or Section 2.09(c) shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Securities or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Securities to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar, provided that pending completion of the exchange of a Global Security, the Trustee acting as custodian for the Global Securities for the Depositary or its nominee with respect to such Global Securities, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Securities issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.
     (e) In the event of the occurrence of any of the events specified in Section 2.09(b) above or upon any request described in Section 2.09(c), the Company will promptly make available to the Trustee a sufficient supply of certificated Securities in definitive, fully registered form, without interest coupons.
     (f) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Securities registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Securities.
     (g) At such time as all interests in a Global Security have been redeemed, repurchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is redeemed, repurchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.
     Section 2.10. Transfer Restrictions. Until the expiration of the holding period applicable to sales of Securities under Rule 144(k) under the Securities Act (or any successor provision), (1) any certificate evidencing a Security shall bear a legend in substantially the form identified as the “Restricted Security Legend” (the “Restricted Security Legend”) in the form of Security set forth in Exhibit A and (2) any certificate representing Common Stock issued upon conversion of the

Securities shall bear a legend in substantially the form of Exhibit B, unless such Security (or such Common Stock) has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.
     Every Security (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.10 to bear the legend required by this Section 2.10 (together with any Common Stock issued upon conversion of the Securities and required to bear the legend set forth in Exhibit B, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.10 and such legends, unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the Holder of any Restricted Securities, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.10, the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.
     In connection with any transfer of the Securities that are Restricted Securities prior to the date two years after the last date of original issuance of the Securities (other than a transfer pursuant to a registration statement which has been declared effective under the Securities Act), the Holder must complete and deliver the form of assignment set forth on the certificate representing the Securities with the appropriate box checked to the Trustee (or any successor Trustee, as applicable). If the proposed transfer is pursuant to clause (D) of the Restricted Security Legend, the Holder must, prior to such transfer, furnish to the Trustee (or any successor Trustee, as applicable), such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Restricted Security Legend will be removed upon the earlier of the transfer of the Security evidenced thereby pursuant to clause (B) of the Restricted Security Legend or the expiration of two years from the last date of original issuance of the Securities.
     If Rule 144(k) as promulgated under the Securities Act is amended to change the two-year period under Rule 144(k), then, the references in the Restricted Security Legend and in Exhibit B to “two years,” and in the corresponding transfer restrictions described above, will refer to such changed period. If Rule 144(k) is amended so that a longer holding period applies in circumstances where a holder of the Securities or Common Stock issuable upon conversion of the Securities has engaged in hedging activities, the longer holding period shall be the changed holding period. As soon as practicable after the Company has knowledge of the effectiveness of any such amendment to change the two-year period under Rule 144(k), unless such changes would otherwise be prohibited by, or would otherwise cause a violation of, the federal securities laws applicable at the time, the Company will provide to the Trustee certain certificates and opinions as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions applicable to the Securities.
     Any Securities that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Security Legend set forth therein have been satisfied may, upon surrender of such Securities for exchange to the Registrar in accordance with the provisions of this Section 2.10, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Security Legend required by this Section 2.10. If such Restricted Security surrendered for exchange is represented by a Global Security bearing the Restricted Security Legend, the principal amount of the legended Global Securities shall be reduced by the appropriate principal amount and the principal amount of a Global Security without the Restricted Security Legend shall be increased by an equal principal amount. If a Global Security without the Restricted Security Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Security to the Depositary.
     Section 2.11. Responsibilities and Obligations of the Trustee. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders of Securities and all payments to be made to Holders of Securities under the Securities shall be given or made only to or upon the order of the registered Holders of Securities (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Securities shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this

Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 2.12. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Securityholder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (i) notifies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Company. If required by the Trustee or the Company, such Securityholder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Conversion Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Securityholder for their expenses in replacing a Security. In case any Security which has matured or is about to mature or has been called for redemption or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn) or has been tendered for repurchase on a Repurchase Date (and not withdrawn), as the case may be, or is to be converted into Common Stock, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Securities), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Securities and of the ownership thereof.
     Every replacement Security is an additional obligation of the Company.

     The provisions of this Section 2.12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.
     Section 2.13. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
     If a Security is replaced pursuant to Section 2.12, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.
     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date, Repurchase Date or Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed, repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
     Section 2.14. Temporary Securities. Pending the preparation of Securities in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Securities (printed or lithographed). Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Security, all as may be determined by the Company. Every such temporary Securities shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Securities in certificated form and thereupon any or all temporary Securities may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Securities an equal aggregate principal amount of Securities in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities in certificated form authenticated and delivered hereunder.
     Section 2.15. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.
     Section 2.16. CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
     Section 2.17. Additional Securities. The Company may, from time to time without the consent of the Holders of outstanding Securities, increase the principal amount of the Securities by issuing additional Securities in the future pursuant to this Indenture (“Additional Securities”) having terms and conditions identical to those of the other outstanding Securities, except that Additional Securities may have a different initial date from which interest begins to accrue thereon so that the Additional Securities are fungible with outstanding Securities; provided that no differences pursuant to this Section 2.17 shall cause such Additional Securities to constitute a different class of securities than the Securities issued pursuant to the Purchase Agreement for U.S. federal income tax purposes; and provided further, that the Additional Securities shall have the same CUSIP number as the Securities issued pursuant to the Purchase Agreement. The Securities originally issued pursuant to the Purchase Agreement and any Additional Securities shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions, offers to purchase and United States federal tax purposes. No Additional Securities may be issued if on the issue date therefor any Event of Default has occurred and is continuing.

ARTICLE 3
Redemption and Repurchase of Securities
     Section 3.01. Optional Redemption of Securities. At any time on or after August 20, 2014, the Securities may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 3.02, in cash at the redemption price (the “Redemption Price”) equal to 100% of the principal amount thereof. In addition, the Company will pay interest on the Securities being redeemed, which interest will include such interest accrued and unpaid to, but excluding, the redemption date (the “Redemption Date”). The Company may not redeem any Securities if the principal amount of the Securities has been accelerated (other than as a result of a failure to pay the relevant Redemption Price), and such acceleration has not been rescinded, on or prior to the relevant Redemption Date.
     Section 3.02. Notice of Optional Redemption; Selection of Securities to be Redeemed. If the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Securities pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not less than 30 nor more than 60 Business Days prior to the Redemption Date to each Holder of Securities so to be redeemed in whole or in part at its last address as the same appears on the Register of the Registrar; provided that if the Company makes such request of the Trustee, the Company shall provide the Trustee with the text of the notice of redemption and shall give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Securities designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities.
     Each such notice of redemption shall specify: (i) the aggregate principal amount of Securities to be redeemed, (ii) the CUSIP number or numbers of the Securities being redeemed, (iii) the date fixed for redemption (which shall be a Business Day), (iv) the Redemption Price at which Securities are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Securities, (vi) that interest accrued and unpaid to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the Holder has a right to convert the

Securities called for redemption, (viii) the Conversion Rate on the date of such notice, (ix) the time and date on which the right to convert such Securities or portions thereof will expire and (x) the formula for determining the amount of cash and the number of shares, if any, to be delivered to the Holder upon conversion pursuant to Section 10.13 and the date on which the Conversion Observation Period begins. If fewer than all the Securities are to be redeemed, the notice of redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any). If any Securities are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Securities, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.
     Whenever any Securities are to be redeemed, the Company will give the Trustee written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Securities to be redeemed not fewer than 30 calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.
     On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Securities (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion) at the appropriate Redemption Price, together with accrued and unpaid interest to, but excluding, the Redemption Date; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. If any Securities called for redemption are converted pursuant hereto prior to such Redemption Date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Securities shall be paid to the Company or, if then held by the Company, shall be discharged from such trust.
     If less than all of the outstanding Securities are to be redeemed, the Trustee shall select the Securities or portions thereof of the Global Securities or the Securities in certificated form to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate (and in such manner as complies with applicable legal requirements). If any Security selected for redemption is submitted for conversion in part after such selection, the portion of such Securities submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Securities (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Securities are submitted for conversion in part before the mailing of the notice of redemption.
     Upon any redemption of less than all of the outstanding Securities, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Securities that are unconverted and outstanding at the time of redemption, treat as outstanding any Securities surrendered for conversion during the period of 15 calendar days preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Securities authenticated and delivered during such period in exchange for the unconverted portion of any Securities converted in part during such period.
     Section 3.03. Payment of Securities Called for Redemption. If notice of redemption has been given as provided in Section 3.02, the Securities or portion of Securities with respect to which such notice has been given shall, unless converted pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the Redemption Price, and interest accrued and unpaid to, but excluding, the Redemption Date shall be paid to the Holder of the Securities or portion of the Securities to be redeemed on the Redemption Date; provided that if a Redemption Date is after an Interest Record Date and on or before an interest payment date, the interest shall be paid on the Redemption Date to the Holders of record of such Securities on the applicable Interest Record Date instead of the Holders surrendering such Securities for redemption on such date. Unless the Company shall default in the payment of such Securities at the Redemption Price, plus interest, if any, accrued and unpaid to, but excluding, the applicable Redemption Date, interest on the Securities or portion of Securities so called for redemption, shall cease to accrue on and after such date and, after 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of such Securities at the Redemption Price, together with interest accrued to such date) such Securities shall cease to be convertible and, except as provided in Section 2.06 and Section 8.02, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof plus accrued and unpaid interest to, but excluding, the Redemption Date. On presentation and surrender of such Securities at a place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price, together with interest accrued and unpaid thereon to, but excluding, the Redemption Date.
     If on the Redemption Date the Paying Agent holds, in accordance with the terms hereof, cash sufficient to pay the Redemption Price and related accrued interest, of any Security to be redeemed on the Redemption Date in accordance with this Indenture then, on the Redemption Date such Security will cease to be outstanding, whether or not book-

entry transfer of the Security has been made or the Security is delivered to the Paying Agent, as the case may be, and interest, shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Redemption Price as aforesaid upon delivery or transfer of the Securities in accordance with this Indenture).
     Upon presentation of any Securities redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations, in principal amount equal to the unredeemed portion of the Securities so presented.
     Notwithstanding the foregoing, the Trustee shall not redeem any Securities or mail any notice of redemption if the principal amount of the Securities has been accelerated (other that as a result to pay the relevant Redemption Price), and such acceleration has not been rescinded, on or prior to the relevant Redemption Date. If any Securities called for redemption shall not be so paid upon surrender thereof for redemption on the Redemption Date as provided in this Section 3.03, to the extent legally permissible, the Redemption Price shall, until paid or duly provided for, bear interest from and including the Redemption Date at the interest rate borne by the Securities and such Securities shall remain convertible into Common Stock until the Redemption Price and interest shall have been paid or duly provided for.
     Section 3.04. Repurchase at Option of Holders Upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to maturity of the Securities, then each Holder of Securities shall have the right, at such Holder’s option, to require the Company to repurchase, at the Fundamental Change Repurchase Price (as defined below), all of such Holder’s Securities, or any portion thereof that is a multiple of $1,000 principal amount, on a date (the “Fundamental Change Repurchase Date”) specified by the Company, that is not less than 20 nor more than 35 calendar days after the date of the Company Repurchase Notice related to such Fundamental Change at a cash repurchase price equal to 100% of the principal amount of the Securities being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to the satisfaction by the Holder of the requirements set forth in Section 3.04(c); provided that if such Fundamental Change Repurchase Date falls after an Interest Record Date and on or prior to the corresponding interest payment date, then the interest payable on the Fundamental Change Repurchase Date shall be paid on the Fundamental Change Repurchase Date to the Holders of record of the Securities on the applicable Interest Record Date instead of the Holders surrendering the Securities for repurchase on such date.

     (b) On or before the fifteenth calendar day after the occurrence of a Fundamental Change, the Company will provide to the Trustee and to all Holders of record of the Securities on the date of the Fundamental Change at their addresses shown in the Register of the Registrar and to beneficial owners of the Securities to the extent required by applicable law, the Company Repurchase Notice as set forth in Section 3.06 with respect to such Fundamental Change.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders of Securities or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.04.
     (c) For Securities to be repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date, (i) a written notice to the Paying Agent of exercise of repurchase (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Securities duly completed (if the Securities are certificated) or comply with applicable Depositary procedures (if the Securities are represented by a Global Security), together with (ii) such Securities duly endorsed for transfer (if the Securities are certificated) or book-entry transfer of such Securities (if the Securities are represented by a Global Security). The delivery of such Securities to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to payment by the Company to the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.04 only if the Securities so delivered to the Paying Agent shall conform in all respects to the description thereof in the Fundamental Change Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     (d) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.04, a portion of a Security, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.
     (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.04 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Securities.
     Section 3.05. Repurchase of Securities by the Company at the Option of Holders. (a) Each Holder of Securities shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities, or any portion thereof that is a multiple of $1,000 principal amount, on August 15, 2014, August 15, 2017 and August 15, 2022 (each, a “Repurchase Date”), at a repurchase price of 100% of the principal amount of the Securities being repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date (the “Repurchase Price”). However, if such Repurchase Date falls after an Interest Record Date and on or prior to the corresponding interest payment date, then the interest payable on such interest payment date shall be paid on the Repurchase Date to the Holders of record of the Securities on the applicable Interest Record Date instead of the Holders surrendering the Securities for repurchase on such date.
     (b) On or before the 20th Business Day prior to each Repurchase Date, the Company shall mail or cause to be mailed to all Holders of record on such date at their addresses shown in the Register of the Registrar (and to beneficial owners as required by applicable law) a Company Repurchase Notice as set forth in Section 3.06.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders of Securities or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.05.
     (c) For Securities to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days prior to the applicable Repurchase Date and ending at 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Repurchase Date, (i) a notice (the “Repurchase Notice”) in the form set forth on the reverse of the Securities duly completed (if the Securities are certificated) or comply with applicable Depositary procedures (if the Securities are represented by a Global Security) together with (ii) such Securities duly endorsed for transfer (if the Securities are certificated) or book-entry transfer of such Securities (if such Securities are represented by a Global Security). The delivery of such Securities to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the payment by the Company to the Holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 3.05 only if the Securities so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     (d) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.05, a portion of a Security, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Securities.
     (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Securities, as the case may be.
     Section 3.06. Company Repurchase Notice; Tender Offer Compliance. (a) In connection with any repurchase of Securities, the Company shall, in the case of a Fundamental Change, on or before the fifteenth calendar day after the occurrence of such Fundamental Change or, no less than 20 Business Days prior to each Repurchase Date, give notice to Holders (with a copy to the Trustee) setting forth information specified in this Section 3.06 (in either case, the “Company Repurchase Notice”).
     Each Company Repurchase Notice shall:
     (1) state the Repurchase Price or the Fundamental Change Repurchase Price, as applicable, and the Fundamental Change Repurchase Date or the Repurchase Date, as applicable, to which the Company Repurchase Notice relates;
     (2) state, if applicable, the circumstances constituting the Fundamental Change;
     (3) state that the Repurchase Price or the Fundamental Change Repurchase Price, as applicable, will be paid in cash;

     (4) state that Holders must exercise their right to elect repurchase by 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date or on the Business Day immediately preceding the Repurchase Date, as the case may be;
     (5) include a form of Repurchase Notice or Fundamental Change Repurchase Notice, as applicable;
     (6) state the name and address of the Paying Agent;
     (7) state that Securities must be surrendered to the Paying Agent to collect the repurchase price;
     (8) state that a Holder may withdraw its Repurchase Notice or Repurchase Notice or Fundamental Change Repurchase Notice, as applicable, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, by delivering a valid written notice of withdrawal in accordance with Section 3.07;
     (9) state whether the Securities are then convertible, the then applicable Conversion Rate, including, in the case of the occurrence of a Fundamental Change, expected changes, if any, in the Conversion Rate resulting from such Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Securities as a result of the occurrence of the Fundamental Change;
     (10) that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted only if the Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of this Indenture;
     (11) state the amount of interest accrued and unpaid per $1,000 principal amount of Securities to, but excluding, the Fundamental Change Repurchase Date or Repurchase Date, as the case may be; and
     (12) state the CUSIP number of the Securities.
     A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided that the text of the Company Repurchase Notice shall be prepared by the Company.
     (a) The Company will, to the extent applicable: (i) comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the

Securities, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act or any other schedule required in connection with any offer by the Company to repurchase the Securities and (iii) comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Securities.
     Section 3.07. Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.04 or of the Repurchase Notice specified in Section 3.05, as applicable, the Holder of the Securities in respect of which such Fundamental Change Repurchase Notice or Repurchase Notice, as applicable, was given shall (unless such Fundamental Change Repurchase Notice or the Repurchase Notice, as applicable, is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the repurchase price with respect to such Securities. Such repurchase price shall be paid to such Holder, subject to receipt of funds and/or the Securities by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date or Repurchase Date, as applicable, with respect to such Securities (provided the Holder has satisfied the conditions in Section 3.04 or Section 3.05, as applicable) and (y) the time of book-entry transfer or delivery of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 3.04 or Section 3.05, as applicable. The Securities in respect of which a Fundamental Change Repurchase Notice or a Repurchase Notice, as applicable, has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice or such Repurchase Notice, as applicable, unless such Fundamental Change Repurchase Notice or such Repurchase Notice, as applicable, has first been validly withdrawn.
     A Fundamental Change Repurchase Notice or Repurchase Notice, as applicable, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice or the Repurchase Notice, as applicable, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, specifying:
     (a) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted if they are in certificated form, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Securities in respect of which such notice of withdrawal is being submitted is represented by a Global Security,
     (b) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted, and

     (c) the principal amount, if any, of such Securities which remains subject to the original Fundamental Change Repurchase Notice or the Repurchase Notice, as applicable, which shall be $1,000 or a whole multiple of $1,000.
     If a Fundamental Change Repurchase Notice or Repurchase Notice, as applicable, is properly withdrawn, the Company shall not be obligated to repurchase the Securities listed in such Fundamental Change Repurchase Notice or Repurchase Notice, as applicable.
     Section 3.08. Deposit of Repurchase Price or Fundamental Change Repurchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or the Repurchase Date, as applicable, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date or the applicable Repurchase Date, as the case may be), sufficient to pay the aggregate repurchase price of all the Securities or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be.
     If on the Fundamental Change Repurchase Date or a Repurchase Date the Paying Agent holds cash sufficient to pay the repurchase price and related accrued interest of the Securities that Holders have elected to require the Company to repurchase in accordance with Section 3.04 or 3.05, as the case may be, then, on the Fundamental Change Repurchase Date or the applicable Repurchase Date, as the case may be, such Securities will cease to be outstanding, and interest will cease to accrue (whether or not book entry transfer or delivery of the Securities has been made to the Paying Agent) and all other rights of the Holders of such Securities will terminate, other than the right to receive the repurchase price and any accrued interest upon delivery or book-entry transfer of the Securities. This will be the case whether or not book-entry transfer of the Securities has been made or the Securities has been delivered to the Paying Agent.
     Section 3.09. Securities Repurchased in Part. Upon presentation of any Securities repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Securities presented.

ARTICLE 4
Covenants
     Section 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture in each such case, prior to 11:00 a.m., New York City time. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.
     Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the United States where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. As of the date of this Indenture, such office is located at the office of the Trustee located at 100 Wall Street, Suite 1600, New York, NY 10005 and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 4.03. Rule 144A Information. The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities and any prospective purchaser of Securities or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Securities or such Common Stock, all to the extent required to enable such holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A.
     Section 4.04. Existence. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Securities.
     Section 4.05. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Securities or with respect to this Indenture; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.
     Section 4.06. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating, as to each such Officer signing such certificate, whether to such Officer’s knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled the covenants contained in this Indenture and, if the Company shall be in Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.
     Section 4.07. Additional Interest Notice. If the Company is required to pay Additional Interest to Holders of Securities pursuant to the Registration Rights Agreement or Section 6.13, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than two Business Days prior to the proposed payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.
     Section 4.08. Exchange Act Reports. The Company shall deliver to the Trustee, within fifteen days after the Company is required to file the same with the SEC, copies of the Company’s annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Reports, information and documents filed by the Company with the SEC via the EDGAR system will be deemed filed with the Trustee for purposes of this Section 4.08 as of the time that such reports, information and documents are filed via EDGAR.
ARTICLE 5
Successor Company
     Section 5.01. When Company May Merge or Transfer Assets. The Company shall not in a single transaction or a series of related transactions consolidate with or merge with or into any other Person (other than a Subsidiary of the Company), or sell, convey, transfer or lease its property and assets substantially as an entirety to any Person (other than to one or more of the Subsidiaries of the Company as an entirety or substantially as an entirety), unless:
     (a) either (i) the Company is the continuing corporation, or (ii) the resulting, surviving or transferee person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Securities and this Indenture;
     (b) immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing;
     (c) if as a result of such transaction the Securities become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or such successor under the Securities and this Indenture; and

     (d) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel, if any, requested by the Trustee pursuant to this Indenture.
     Section 5.02. Successor to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of, and interest on all of the Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as a party hereto, and Nuance Communications, Inc. shall be discharged from its obligations under the Securities and this Indenture. Such successor Person thereupon may cause to be signed, and may issue the Securities either in its own name or in the name of Nuance Communications, Inc.
     Upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.
     Section 5.03. Opinion of Counsel to be Given to Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, if so requested by the Trustee, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.

ARTICLE 6
Defaults and Remedies
     Section 6.01. Events of Default. An “Event of Default” occurs if:
     (a) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 calendar days;
     (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, or the Company defaults in the payment of the Redemption Price, the Fundamental Change Repurchase Price or the Repurchase Price, in each case when due;
     (c) the Company fails to deliver cash and, if applicable, shares of Common Stock (including any Additional Shares), or a combination of the foregoing, as required pursuant to Article 10 upon the conversion of any Securities and such failure continues for five Business Days following the scheduled settlement date for such conversion;
     (d) the Company fails to provide notice of the anticipated effective date or actual effective date of a Fundamental Change on a timely basis as required in this Indenture;
     (e) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;
     (f) a failure to pay when due (whether at stated maturity or otherwise) by the Company or any Significant Subsidiary of the Company, after the expiration of any applicable grace period, of principal of or interest on indebtedness for borrowed money, where the amount of such unpaid principal and/or interest is in an aggregate amount in excess of $35 million or more (or a foreign currency equivalent), or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any Significant Subsidiary of the Company in an aggregate amount in excess of $35 million (or its foreign currency equivalent at the time), in each case if such Indebtedness is not discharged and such acceleration is not rescinded, stayed or annulled, within a period of 30 calendar days after receipt by the Company of a Notice of Default;
     (g) a final judgment for the payment of $35 million or more (excluding any amounts covered by insurance or subject to a binding indemnity from a financially responsible third party with resources sufficient to pay such indemnity obligation when due) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 90 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
     (h) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case;
     (ii) consents to the entry of an order for relief against it in an involuntary case;
     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (iv) makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;
     (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for any substantial part of its property; or
     (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;
or any similar relief is granted under any foreign laws, and, in each such case, the order or decree remains unstayed and in effect for 60 consecutive days.
     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (e) or (f) above is not an Event of Default until the Trustee or the Securityholders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company or the Company and the Trustee, respectively, of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” When any Default under this Section 6.01 is cured in accordance herewith, it shall cease to be a Default.
     The Company shall deliver to the Trustee, promptly upon becoming aware of any Default, written notice in the form of an Officers’ Certificate of any Default known to the party, its status and what action the Company is taking or proposes to take with respect thereto.
     Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Securityholders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Securityholders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if (i) the Company has paid (or deposited with the Trustee) all overdue interest on all the Securities and the principal amount of the Securities that has become due otherwise than by such acceleration or declaration, as well as paid interest upon overdue interest to the extent that payment of such interest is lawful and paid to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, and the principal of and accrued but unpaid interest on the Securities has been declared due and payable as provided in Section 6.02 the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 6.04. Waiver of Defaults and Events of Default. The Holders of a majority in principal amount of the Securities outstanding by notice to the Trustee may on behalf of the holders of all the Securities, waive any Default or Event of Default and its consequences except (i) a default in the payment of the principal of or interest on a Security when due, (ii) an Event of Default arising from the failure to redeem or repurchase any Security when required pursuant to the terms of this Indenture, (iii) an Event of Default arising from the failure of the Company to deliver Common Stock (including any Additional Shares), cash and, if applicable shares of or a combination of the foregoing, as applicable upon the conversion of any Securities pursuant to the terms of this Indenture or (iv) a default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.
     Section 6.05. Control by Majority. The Securityholders of a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     Section 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:
     (a) the Securityholder gives to the Trustee written notice stating that an Event of Default is continuing;
     (b) the Securityholders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

     (c) such Securityholder or Securityholders offer to the Trustee reasonable security or indemnity against any loss, liability or expense of the Trustee;
     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (e) the Securityholders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.
     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.
     Anything contained in this Indenture or the Securities to the contrary notwithstanding, the Holder of any Securities, without the consent of either the Trustee or the Holder of any other Securities, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.
     Section 6.07. Rights of Securityholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Securityholder to receive payment of the principal of (including the Redemption Price, Fundamental Change Repurchase Price or Repurchase Price) and accrued interest on the Securities held by such Securityholder, or delivery of the cash and, if applicable, shares of Common Stock issuable upon conversion of the Securities, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment or delivery on or after such respective dates, shall not be impaired or affected without the consent of such Securityholder.
     Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Securityholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make payments to the

Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
     Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07;
     SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
     THIRD: to the Company.
The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.
     Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Securityholder pursuant to Section 6.07 or a suit by Securityholders of more than 10% in principal amount of the Securities or to any suit instituted by any Holder of Securities for the enforcement of the payment of the principal of or interest on any Securities on or after the due date expressed in such Securities or to any suit for the enforcement of the right to convert any Securities in accordance with the provisions of Article 10.
     Section 6.12. Waiver of Stay, Extension or Usury Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the

Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
     Section 6.13. Alternative Remedy for Failure to Comply with Reporting Obligations in the Indenture and TIA. Notwithstanding any other provision of this Article 6, if the Company so elects, the sole remedy for an Event of Default relating to the failure to comply with Section 4.08 of this Indenture and/or for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will, for the 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest (the “Default Additional Interest”) on the Securities at an annual rate equal to 1.00% of the principal amount of the Securities then outstanding. In the event the Company does not elect to pay the Default Additional Interest upon an Event of Default in accordance with this Section 6.13, the Securities will be subject to acceleration as provided above. The Default Additional Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with Section 4.08 of this Indenture and/or for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to, but not including, the 365th day thereafter (or such earlier date on which the Event of Default relating to such failure shall have been cured or waived prior to such 365th day) and will be payable in the same manner as the Registration Rights Additional Interest. On such 365th day (or earlier, if the Event of Default relating to such failure is cured or waived prior to such 365th day) such Default Additional Interest will cease to accrue and the Securities will be subject to acceleration as provided above if the Event of Default is continuing. In no event will Additional Interest accrue at a rate in excess of 1.00% per annum pursuant to this Indenture and the Registration Rights Agreement, regardless of the number of events or circumstances giving rise to the requirement to pay the Additional Interest. This provision will not affect the rights of holders of Securities in the event of the occurrence of any other Event of Default.
ARTICLE 7
Trustee
     Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

     (b) Except during the continuance of an Event of Default:
     (i) the Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
     Section 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, note, debenture, other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.
     Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Conversion Agent, Paying Agent, Registrar or

co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
     Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
     Section 7.05. Notice of Defaults. (a) The Trustee shall not be deemed to have notice of any Default, other than a payment default, unless a Trust Officer shall have been advised in writing that a Default has occurred. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default of which the Trustee is not deemed to have notice.
     (b) If a default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a default in payment of principal or interest on any Security (including payments pursuant to the redemption or repurchase provisions of such Security), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Securityholders.
     Section 7.06. Reports by Trustee to Securityholders. As promptly as practicable, beginning with the May 15 following the first anniversary of the date of this Indenture, and in any event prior to May 15 in each subsequent year, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of May 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.
     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.
     Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-

pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee, and hold it harmless, against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the offer and sale of the Securities or the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and negligence.
     To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Securities.
     The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(h) or 6.01(i) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
     Section 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10;
     (b) the Trustee is adjudged bankrupt or insolvent;
     (c) a receiver or other public officer takes charge of the Trustee or its property; or

     (d) the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Securityholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
     Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
     Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
     Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE 8
Discharge of Indenture
     Section 8.01. Discharge of Liability on Securities. (a) At any time after all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption or upon a repurchase pursuant to Article 3 hereof, and any pending conversions have been completed (including delivery of all cash and shares of Common Stock, if any, deliverable pursuant to such conversions in accordance with Section 10.13) then this Indenture shall, subject to Section 8.01(b), cease to be of further effect when (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.12) for cancellation or (ii) the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon redemption or repurchase all outstanding Securities, including interest thereon to but excluding, maturity or such redemption or repurchase date (other than Securities replaced pursuant to Section 2.12), and if in each such case the Company pays all other sums payable hereunder by the Company. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
     (b) Notwithstanding clause (a) above, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.12, 2.13, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.03 and 8.04 shall survive.

     Section 8.02. Application of Trust Money. The Trustee shall hold in trust money deposited with it pursuant to this Article 8. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities in accordance with this Indenture in relation to the conversion of Securities pursuant to the terms hereof.
     Section 8.03. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.
     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money and/or securities must look to the Company for payment as general creditors.
     Section 8.04. Reinstatement. If the Trustee or Paying Agent is unable to apply any money in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8; provided that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Securityholders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
Amendments
     Section 9.01. Without Consent of Securityholders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:
     (a) to provide for conversion rights of Holders of the Securities and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;

     (b) to secure the Securities including provisions regarding the circumstances under which collateral may be released or substituted;
     (c) evidence the succession of another Person to the Company under the terms of this Indenture or successive successions, and provide for the assumption of the Company’s obligations to the Holders in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;
     (d) to surrender any right or power conferred upon the Company;
     (e) to add to the covenants of the Company for the benefit of the Securityholders;
     (f) to cure any ambiguity or correct or supplement any inconsistency or defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders of the Securities in any material respect; provided, further, that any amendment made solely to conform the provisions of this Indenture to the description of the Securities contained in the Offering Memorandum prepared by the Company dated as of August 7, 2007 will not be deemed to adversely affect the interests of the Holders of the Securities;
     (g) to make any provision with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture; provided that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders of the Securities in any material respect;
     (h) to increase the Conversion Rate in accordance with this Indenture;
     (i) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;
     (j) to add or provide for the guarantee of obligations under the Securities or additional obligors on the Securities;
     (k) to make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated by the Registration Rights Agreement; provided that such change or modification does not adversely affect the interests of the Holders of the Securities in any material respect; or
     (l) to provide for a successor Trustee.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
     Section 9.02. With Consent of Securityholders. The Company and the Trustee may amend this Indenture or the Securities with the written consent or affirmative vote of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities), without notice to any other Securityholder. However, without the consent of each Holder of an outstanding Security affected, an amendment may not:
     (a) extend the Maturity Date;
     (b) reduce the rate of or extend the time for payment of interest on any Security;
     (c) reduce the principal amount of any Security;
     (d) reduce any amount payable upon redemption or repurchase of any Security;
     (e) impair the right of a Holder to institute suit for payment of any Securities;
     (f) make any Security payable in a currency other than that stated in the Security;
     (g) change the obligation of the Company to redeem any Security called for redemption in a manner adverse to the Holders;
     (h) change the obligation of the Company to repurchase any Security at the option of the Holder or upon a Fundamental Change in a manner adverse to the Holders;
     (i) except as required by this Indenture, adversely affect the right of a Holder to convert any Securities into cash and, if applicable, shares of Common Stock (or to the extent otherwise applicable, other property, including cash, receivable upon conversion pursuant to the terms of this Indenture) or reduce the Conversion Rate, except as otherwise permitted pursuant to this Indenture; or
     (j) make any changes in Section 6.04 or 6.07, the first sentence of this Section 9.02 regarding the percentage of the Securities required for consent or any modification of this Indenture that does not require the consent of each affected Holder or the second sentence of this Section 9.02.
     It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
     Section 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.
     Section 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Securityholder of a Security shall bind the Securityholder and every subsequent Securityholder of that Security or portion of the Security that evidences the same debt as the consenting Securityholder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Securityholder or subsequent Securityholder may revoke the consent or waiver as to such Securityholder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once (i) the requisite number of consents have been received by the Company or the Trustee and (ii) in the case of an amendment, such amendment has been executed by the Company and the Trustee.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Securityholders after such record date. No consent shall be valid or effective for more than 120 days after such record date unless consents from holders of the principal amount of Securities required hereunder to give such consent or take such action shall have also been given and not revoked within such 120-day period.
     Section 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Securityholder of the

Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Securityholder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
     Section 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).
ARTICLE 10
Conversion of Securities
     Section 10.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, on or prior to the close of business on the Business Day immediately preceding August 15, 2027, the Holder of any Securities not previously redeemed or repurchased shall have the right, at such Holder’s option, to convert the principal amount of the Securities held by such Holder, or any portion of such principal amount which is an integral multiple of $1,000, into cash and, if applicable, fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) as described in Section 10.13, at the Conversion Rate in effect at such time, by surrender of the Securities so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 10.01 and in the manner provided in Section 10.02. The Securities shall be convertible only upon the occurrence of one of the following events:
     (i) prior to February 15, 2027, on any date during any Fiscal Quarter beginning after September 30, 2007 (and only during such Fiscal Quarter), if the Closing Sale Price of a share of Common Stock was more than 120% of the then current Conversion Price for at least 20 Trading

Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the previous Fiscal Quarter;
     (ii) at any time on or after February 15, 2027;
     (iii) with respect to any Securities called for redemption pursuant to Section 3.01, until the close of business on the Business Day prior to the relevant Redemption Date;
     (iv) if the Company distributes to all or substantially all holders of Common Stock, rights or warrants entitling them to purchase, for a period of 45 calendar days or less, Common Stock at a price less than the average Closing Sale Price per share of the Common Stock for the ten Trading Days preceding the declaration date for such distribution;
     (v) if the Company distributes to all or substantially all holders of Common Stock, cash or other assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value exceeding 10% of the Closing Sale Price per share of the Common Stock on the Trading Day preceding the declaration date for such distribution;
     (vi) if the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets in each case in a transaction not constituting a Fundamental Change, pursuant to which the Common Stock would be converted into cash, securities and/or other property, at any time beginning 15 calendar days prior to the date announced by the Company as the anticipated effective date of the transaction and until and including the date which is 15 calendar days after the date that is the actual effective date of such transaction;
     (vii) if a Fundamental Change occurs, at any time beginning on the Business Day following the effective date of the Fundamental Change until 5:00 p.m., New York City time, on the Business Day preceding the Fundamental Change Repurchase Date relating to such Fundamental Change; or
     (viii) during the five consecutive Business Day period immediately following any five consecutive Trading Day period in which the Trading Price for $1,000 principal amount of the Securities for each day during such five Trading Day period was less than 98% of the Closing

Sale Price of a share of Common Stock and multiplied by the then applicable Conversion Rate.
     (b) (i) The Company shall notify the Trustee in writing on or prior to the fifth Business Day following the first day of each Fiscal Quarter (commencing prior to February 15, 2027, beginning with the Fiscal Quarter ending December 31, 2007) if the condition to conversion set forth in Section 10.01(a) above shall have been satisfied with respect to such Fiscal Quarter.
     (ii) The Trustee shall have no obligation to determine the Trading Price of the Securities and whether the Securities are convertible pursuant to clause (viii) of Section 10.01(a) unless the Company has requested in writing such determination; and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable written evidence that the Trading Price of $1,000 principal amount of the Securities would be less than 98% of the product of the Closing Sale Price of the Common Stock and the then current Conversion Rate and requests that the Company requests such determination from the Trustee. At such time, the Company shall instruct the Trustee to, and the Trustee shall, determine the Trading Price of the Securities beginning on the next Trading Day and for each following Trading Day until the minimum Trading Price threshold is exceeded.
     The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to this Section 10.01(b)(ii) (including without limitation the calculation or determination of the Closing Sale Price and the Trading Price), and the Company shall, if requested by the Trustee, cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 10.01(b)(ii). Upon determination of the Closing Sale Price and the Trading Price, the Trustee shall notify the Company in writing of such determination.
     (c) In the case of a distribution contemplated by clauses (iv) or (v) of Section 10.01(a), the Company shall notify Holders of Securities at least 25 Scheduled Trading Days prior to the Ex-Date for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of (i) 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Date or (ii) the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (iv) or (v) of Section 10.01(a), Holders may not convert the Securities if the Holders may otherwise participate in such distribution without converting their Securities at the same time that holders of Common Stock participate as if the Holder had held a number of shares of Common Stock equal to the Conversion Rate multiplied by the principal amount (expressed in thousands) of the Securities held by the Holder.
     (d) Whenever the Securities shall become convertible pursuant to this Section 10.01, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 11.02, and the Company shall also publicly announce such information and publish it on the Company’s website or through another public medium that the Company may use. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. The Company shall notify Holders at least 10 calendar days prior to the anticipated effective date of any Fundamental Change.
     (e) Securities in respect of which a Holder has delivered a Fundamental Change Repurchase Notice or a Repurchase Notice exercising such Holder’s right to require the Company to repurchase such Securities pursuant to Section 3.04 or 3.05, as the case may be, may be converted only if such Fundamental Change Repurchase Notice or a Repurchase Notice, as applicable, is withdrawn in accordance with Section 3.07 prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date or the Repurchase Date, as applicable.
     (f) A Holder of Securities is not entitled to any rights of a Holder of Common Stock until such holder has converted his Securities to Common Stock, and only to the extent such Securities are deemed to have been converted to Common Stock under this Article 10.
     Section 10.02. Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Securities in certificated form, the Company must receive at the office or agency of the Company, which will initially be the office or agency of the Trustee maintained for that purpose in The City of New York, such Securities with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Securities duly endorsed for transfer, together with any other required transfer documents, accompanied by the funds, if any, required by this Section 10.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 10.08.
     In order to exercise the conversion right with respect to any interest in a Global Security, the Holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Security; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent; and pay the funds, if any, required by this Section 10.02 and any transfer or similar taxes if required pursuant to Section 10.08.
     After satisfaction of the requirements for conversion set forth above, the Company will deliver cash, Common Stock or a combination of cash and Common Stock in accordance with Section 10.13. In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to the Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.
     Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) on the date on which the requirements set forth above in this Section 10.02 have been satisfied as to such Securities (or portion thereof) (the “Conversion Date”) and such Securities will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the Conversion Date. The Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become, on said date, the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open.
     Any Securities or portion thereof surrendered for conversion during the period after the Interest Record Date for any interest payment date but prior to the corresponding interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest (excluding any Additional Interest) otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if a Holder converts its Securities in connection with a redemption and the Company has specified a Redemption Date that is after an Interest Record Date and on or prior to the corresponding interest payment date, (2) if a Holder converts its Securities in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after an Interest Record Date and on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities. Except as provided above in this Section 10.02 and Section 10.06, no payment or other adjustment shall be made for interest accrued on any Securities converted or for dividends on any shares issued upon the conversion of such Securities as provided in this Article 10.
     Upon the conversion of an interest in a Global Security, the Trustee (or other Conversion Agent appointed by the Company), or the custodian for the Global Security at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.
     Upon the conversion of any Securities, the accrued but unpaid interest attributable to the period from the issue date of the Securities to the Conversion Date, with respect to the converted Securities, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the cash (including a cash payment in lieu of fractional shares, if any) and shares of Common Stock, if any, in exchange for the Securities being converted pursuant to the provisions hereof.
     Section 10.03. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment and payment therefor in cash to the Holder of Securities at a price equal to the Closing Sale Price on the last Trading Day of the Conversion Observation Period.
     Section 10.04. Conversion Rate. Each $1,000 principal amount of the Securities shall be convertible into cash and/or the number of shares of Common Stock, if any, based upon the Conversion Rate, subject to adjustment as provided in Section 10.05 and Section 10.06. The Company shall settle its obligation to convert the Securities as provided in Section 10.13.
     Section 10.05. Adjustment to Conversion Rate upon a Non-Stock Change of Control. (a) If and only to the extent a Holder elects to convert Securities at any time following the date on which a Non-Stock Change of Control becomes effective (the “Effective Date”) but before 5:00 p.m., New York City time, on the

Business Day immediately preceding the related Fundamental Change Repurchase Date, the Company shall increase the Conversion Rate applicable to such converted Securities by a number of additional shares of Common Stock (the “Additional Shares”) as set forth below. The number of Additional Shares of Common Stock shall be determined by reference to the table below, based on the Effective Date and the price (the “Stock Price”) paid per share for the Common Stock in the Non-Stock Change of Control. If holders of Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of such Non-Stock Change of Control.
     The following table sets forth the number of Additional Shares per $1,000 principal amount of Securities by which the Conversion Rate shall be increased for conversions of Securities in connection with a Non-Stock Change of Control pursuant to Section 10.01(a)(vii) based on the Effective Date and Stock Price for the Non-Stock Change of Control:

	Stock Price
Effective Date	$15.89	$17.50	$20.00	$22.50	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00
August 13, 2007	11.5591	9.8111	7.8323	6.4366	5.4129	4.0329	3.1585	2.5603	2.1267	1.7984	1.5412	1.3344
August 15, 2008	11.5591	9.6438	7.5671	6.1292	5.0934	3.7301	2.8909	2.3291	1.9285	1.6285	1.3952	1.2084
August 15, 2009	11.5591	9.4287	7.2294	5.7404	4.6920	3.3547	2.5626	2.0483	1.6895	1.4247	1.2207	1.0583
August 15, 2010	11.5591	9.1084	6.7634	5.2203	4.1662	2.8776	2.1547	1.7051	1.4008	1.1805	1.0127	0.8798
August 15, 2011	11.5591	8.7337	6.1796	4.5616	3.5026	2.2873	1.6607	1.2964	1.0609	0.8950	0.7702	0.6717
August 15, 2012	11.5591	8.1842	5.3390	3.6377	2.5993	1.5306	1.0579	0.8141	0.6673	0.5668	0.4915	0.4317
August 15, 2013	11.5591	7.3238	3.9916	2.2140	1.2882	0.5615	0.3515	0.2720	0.2284	0.1976	0.1733	0.1532
August 20, 2014	11.5591	5.7693	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     (b) If the Stock Price or Effective Date for a Non-Stock Change of Control are not set forth in the table above, then:
     (1) if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two Effective Dates on the table, the number of Additional Shares of Common Stock will be determined by straight-line interpolation between the number of Additional Shares of Common Stock set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

     (2) if the Stock Price in excess of $60.00 per share (subject to adjustment), no Additional Shares of Common Stock shall be issued upon conversion as set forth in Section 10.05(c); or
     (3) if the Stock Price less than $15.89 per share (subject to adjustment), no Additional Shares of Common Stock shall be issued upon conversion as set forth in Section 10.05(c).
     Notwithstanding the foregoing, in no event will the Conversion Rate as adjusted pursuant to this Section 10.05 exceed 62.9327 per $1,000 principal amount of the Securities.
     (c) The numbers of Additional Shares of Common Stock set forth in the table in Section 10.05(a) shall be adjusted as of any date on which the Conversion Rate is adjusted in the same manner in which the Conversion Rate is adjusted. The Stock Prices set forth in the table in Section 10.05(a) shall be adjusted, as of any date on which the Conversion Rate is adjusted, to equal the Stock Price applicable immediately prior to such adjustment multiplied by a fraction, of which:
     (1) the numerator shall be the Conversion Rate immediately prior to the adjustment; and
     (2) the denominator shall be the Conversion Rate as so adjusted.
     (d) The Company shall provide written notice to all Holders and to the Trustee at least 20 calendar days prior to the anticipated Effective Date of a Non-Stock Change of Control.
     Section 10.06. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company, without duplication, as follows:
     (a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all or substantially all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction,
     (1) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Date for such dividend or other distribution plus (B)

the total number of shares of Common Stock constituting such dividend or other distribution; and
     (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Date for such dividend or other distribution, such increase to become effective immediately after the opening of business on the Ex-Date for such dividend or other distribution. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the effective date for such subdivision shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the effective date for such combination shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the effective date for such subdivision or combination.
     (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 10.06(d)) to all or substantially all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase, for a period of up to 45 calendar days, shares of Common Stock at a price per share less than the Current Market Price on the declaration date for such issuance, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such issuance by a fraction,
     (1) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Date for such issuance plus (B) the total number of additional shares of Common Stock offered for subscription or purchase, and
     (2) the denominator of which is the sum of (A) the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Date for such issuance plus (B) the total number of shares that the aggregate offering price of the shares so offered would purchase at such Current Market Price.

     Such adjustment shall be successively made whenever any such rights or warrants are distributed, and shall become effective immediately after the opening of business on the Ex-Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such rights or warrants had not been issued. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price of the Common Stock on the declaration date for such issuance, and in determining the aggregate offering price of such shares of Common Stock of the Common Stock on the declaration date for such issuance, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (d) Except as set forth in Section 10.06(b), in case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock shares of any class of Capital Stock of the Company (other than the Common Stock) or evidences of its indebtedness or assets, including securities, but excluding (i) any rights or warrants referred to in Section 10.06(c), (ii) any dividends or distributions in connection with a reclassification, changes, consolidation, merger, combination or sale or conveyance to which Section 10.07 applies, (iii) any dividends or distributions paid exclusively in cash or (iv) any dividends or distributions referred to in Section 10.06(a) (any of the foregoing hereinafter in this Section 10.06(d)) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such distribution by a fraction,
     (1) the numerator of which shall be the Current Market Price on the Ex-Date for such distribution; and
     (2) the denominator of which shall be the Current Market Price on the Ex-Date for such distribution minus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately after the opening of business on the Ex-Date for such distribution; provided that if (1) the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on such Ex-Date or (2) the Current Market Price on such Ex-Date exceeds the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall have the right to receive upon conversion, in addition to the cash and the shares of Common Stock, if any, issuable upon conversion of Securities, for each $1,000 principal amount of Securities the amount of Distributed Assets such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the record date for the dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.06(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price of the Common Stock to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.
     Notwithstanding the foregoing, in the event any such distribution consists of shares of Capital Stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Conversion Rate in effect immediately before the Ex-Date for the distribution will be increased by multiplying the Conversion Rate by an adjustment factor equal to the sum of the Daily Adjustments (as defined below) for each of the 10 consecutive Trading Days beginning on the Ex-Date for the distribution. The “Daily Adjustment” for any given Trading Day is equal to the fraction:
     (1) the numerator of which is the Closing Sale Price of the Common Stock on that Trading Day plus the Closing Sale Price of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of the Common Stock on that Trading Day, and
     (2) the denominator of which is the product of 10 and the Closing Sale Price of the Common Stock on that Trading Day.

     The adjustment to the Conversion Rate in the event of a Spin-Off will occur retroactively on the Ex-Date for the distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For purposes of this Section 10.06(d) and Sections 10.06(a) and 10.06(c), any dividend or distribution to which this Section 10.06(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.06(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 10.06(a) or 10.06(c) with respect to such dividend or distribution shall then be made), except the Ex-Date for such dividend or distribution shall be substituted for “the “Ex-Date for such dividend or other distribution” within the meaning of Section 10.06(a) and the “Ex-Date for such issuance” within the meaning of Section 10.06(c) and any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the opening of business on the Ex-Date for such dividend or distribution” within the meaning of Section 10.06(a).
     (e) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (including any quarterly cash dividend, but excluding (x) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (y) any dividend or distribution in connection with a merger, consolidation or sale to which Section 10.07 applies), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Date for such distribution by a fraction,
     (1) the numerator of which shall be the Current Market Price on the Ex-Date for such distribution; and
     (2) the denominator of which shall be the Current Market Price of the Common Stock on the Ex-Date for such distribution minus the amount of the cash dividend or distribution applicable to one share of Common Stock, such adjustment to be effective immediately after the opening of business on the Ex-Date for such distribution; provided that in the event (1) the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price or (2) the Current Market Price exceeds the per share amount of such dividend by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall have the right to receive at the same time as holders of the Common Stock for each $1,000 principal amount of Securities the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the record date for the dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (which, if other than cash, shall be as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the close of business on the Trading Day next succeeding the Expiration Time by a fraction,
     (1) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration paid to stockholders for all shares accepted for purchase the tender or exchange offer (the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and
     (2) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately after the close of business on the Trading Day next succeeding the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or any such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made for the shares not purchased. In no event shall the Conversion Rate be reduced pursuant to this Section 10.06(f).
     (g) Except as provided below, in case a tender or exchange offer made by a Person other than the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire, the Board of Directors has not recommended rejection of such tender of exchange offer and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, the Conversion Rate shall equal the rate determined by multiplying the Conversion Rate in effect at the close of business on the Trading Day next succeeding the Offer Expiration Time by a fraction,
     (1) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time; and
     (2) the denominator of which shall be the number of shares of Common Stock outstanding (including any Accepted Purchased Shares) at the Offer Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately after the close of business on the Trading Day next succeeding the Offer Expiration Time.

     The foregoing adjustment (A) shall be made only if (i) the tender offer or exchange offer is for an amount that increases the ownership of Common Stock by the Person making such offer to more than 25% of the total shares of Common Stock outstanding and (ii) if the cash and value of any other consideration included in such payment per share of Common Stock validly tendered or exchanged exceeds the Closing Sale Price on the Business Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, and (B) will not be made if as of the Offer Expiration Time, the tender offer documents disclose a plan or intention to cause the Company to engage in a consolidation or merger or sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole. If the Person making the tender or exchange offer is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. In no event shall the Conversion Rate be reduced pursuant to this Section 10.06(g).
     (h) The Company may in its sole discretion make such increases in the Conversion Rate, in addition to those required by Sections 10.06(a)-(g), as the Board of Directors considers to be advisable to avoid or diminish any U.S. federal income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes; provided that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account U.S. federal income tax and other consequences of such increase).
     (i) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Securities a notice of the increase, which notice will be given at least 15 days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (j) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 10.06(j) are not required to be made shall be carried forward and the Company shall make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (x) annually on the anniversary of the first date of the issue of the Securities and otherwise (y)(1) on each day from and after the 25th Scheduled

Trading Day prior to the maturity of the Securities (whether its Maturity Date or otherwise), (2) if the Securities are called for redemption, on each day from and including the 30th calendar day before the Redemption Date and (3) in connection with a Fundamental Change on each day from and including the 10th calendar day prior to the anticipated Effective Date of the Fundamental Change to the Effective Date of the Fundamental Change. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. Interest will not accrue on any cash into which the Securities are convertible.
     (k) Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release through Business Wire containing the relevant information and make this information available on the Company’s website or through another public medium as the Company may use at that time. In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Securities at his last address appearing on the Register, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (l) In any case in which this Section 10.06 provides that an adjustment shall become effective (1) upon the opening of business on an Ex-Date, (2) immediately after the record date for an event, or (3) after the Expiration Time for any tender or exchange offer pursuant to Section 10.06(f), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable distribution, issuance of Common Stock or payment (an “Adjustment Event”) triggering a Conversion Rate adjustment (x) issuing to the Holder of any Securities converted after such Determination Date and before the occurrence of such Adjustment Event, the additional cash, shares of Common Stock, if any, or other securities or property issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the cash, the Common Stock, or combination of cash and Common Stock, issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional share.
     (m) For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (n) No adjustment to the Conversion Rate shall be made pursuant to Section 10.06 on account of a distribution on Common Stock, if the Holders of the Securities will otherwise participate for each $1,000 principal amount of Securities in such distribution without conversion as a result of holding the Securities at the same time and on the same terms as a holder of a number of shares of Common Stock equal to the Conversion Rate.
     (o) Notwithstanding the foregoing, no adjustment to the Conversion Rate need be made for:
     (i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan, or
     (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries.
     (p) Notwithstanding the above, certain listing standards of The Nasdaq Global Select Market may limit the amount by which the Company may increase the Conversion Rate pursuant to the events described in Section 10.06(c) through Section 10.06(g) and as described in Section 10.05. These standards generally require the Company to obtain the approval of the Company’s stockholders before entering into certain transactions that potentially could result in the issuance of 20% or more of Common Stock outstanding at the time the Securities are issued. Accordingly, in the event of an increase in the applicable Conversion Rate above that which would result in the Securities, in the aggregate, becoming convertible into shares of Common Stock in excess of such limitations, including any potential increase in the applicable Conversion Rate in connection with a Non-Stock Change of Control, the Company will, at the Company’s option, either obtain stockholder approval of such issuances or deliver cash in lieu of any shares of Common Stock otherwise deliverable upon conversions in excess of such limitations (based on the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the date when such shares of Common Stock would otherwise be required to be distributed).
     (q) Notwithstanding this Section 10.06 and the other provisions of Article 10, if any Conversion Rate adjustment becomes effective, or any Ex-Date (relating to a required Conversion Rate adjustment) occurs, during the period beginning on a Conversion Date and ending on close of business on the last Trading Day of the corresponding Conversion Observation Period, the Board of Directors may make adjustments to the Conversion Rate or the amount of cash or number of shares of Common Stock issuable upon conversion of the Securities, as may be necessary or appropriate to effect the intent of this Section 10.06 and the other provisions of Article 10 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 10.06(q) shall apply in lieu of the adjustment or other term that would otherwise be applicable.
     Section 10.07. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely:
     (a) any reclassification or change of the outstanding Common Stock (other than as a result of a subdivision or combination),
     (b) any consolidation or merger of the Company with or into another Person or
     (c) any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any other Person or Persons, as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, in each case, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall, without the consent of any Holders of Securities, be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) (the “Applicable Consideration”) that such Holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition had each $1,000 principal amount of Securities been converted into a number of shares of Common Stock equal to the Conversion

Rate immediately prior to such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, except that after the adjustment of the conversion obligation under this Section 10.07, the provisions for settlement upon conversion set forth in Section 10.13 shall continue to apply; provided that any increase in the Conversion Rate in connection with a Non Stock Change of Control under Section 10.05 shall be in effect under this Section 10.07 only until the close of business on the Fundamental Change Repurchase Date relating to the Non Stock Change of Control. If holders of Common Stock have the opportunity to elect the form of consideration to be received in an event covered by this Section 10.07, the Company will make adequate provision whereby the Holders of the Securities shall have a reasonable opportunity to determine the form of consideration into which the Securities treated as a single class, shall be convertible from and after the effective date of the reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition. The Company shall not become a party to such a transaction unless its terms are consistent with this Section 10.07. If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 10.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section 10.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.
     If this Section 10.07 applies to any event or occurrence, Section 10.06 shall not apply.
     Section 10.08. Taxes on Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder of Securities for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 10.09. Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities, including any Additional Shares, from time to time as such Securities are presented for conversion.
     Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
     The Company further covenants that, if at any time the Common Stock shall be listed on The Nasdaq Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Securities; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 10.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.07 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any event referred to in such Section 10.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 10.11. Notice to Holders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.06; or
     (b) the Company shall authorize the granting to the Holders of all or substantially all of its Common Stock or rights or warrants to subscribe for or purchase any share of any class of its Capital Stock or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.06;
     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
then the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at its address appearing on the Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up; provided that a separate notice shall not be required under this Section if such notice has been effectively provided under another provision of this Indenture. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     Section 10.12. Stockholder Rights Plans. To the extent that any stockholder rights plan (i.e., a “poison pill”) adopted by the Company is in effect upon conversion of the Security, the converting Holder shall receive, in addition to any shares of Common Stock issued in connection with such conversion, the rights under the rights plan, unless prior to such conversion, the rights plan has terminated or expired, all the rights have been redeemed or the rights have separated from the Common Stock. There shall be no adjustment to the Conversion Rate with respect to the adoption of any such rights plan and the distribution of the rights with respect to shares of Common Stock, unless rights have separated from the Common Stock. If the rights provided for in any future rights plan adopted by the Company have separated from the shares of Common

Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted as provided in Section 10.06(d), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 10.13. Settlement Upon Conversion; Cash Percentage Election. (a) Upon any conversion of Securities, the Company will deliver to converting Holders in respect of each $1,000 principal amount of Securities being converted a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the Conversion Observation Period. Settlement in cash and shares of Common Stock, if any, will occur no later than the fifth Trading Day following the final Trading Day of the Conversion Observation Period.
     (b) By the close of business on the Business Day prior to the first Scheduled Trading Day of the applicable Conversion Observation Period, the Company may specify a percentage of the Daily Share Amount included in the Daily Settlement Amount that will be settled in cash (the “Cash Percentage”) and will notify the Holder of such Cash Percentage through written notice to the Trustee (the “Cash Percentage Notice”). If the Company elects to specify a Cash Percentage, (x) the amount of cash that the Company will deliver in respect of the Daily Share Amount for each Trading Day in the applicable Observation Conversion Period will equal the product of: (i) the Cash Percentage, (ii) the Daily Share Amount for such Trading Day (assuming for this purpose the Company has not specified a Cash Percentage), and (iii) the VWAP Price for such Trading Day and (y) the number of shares of Common Stock deliverable in respect of each Trading Day in the applicable Observation Conversion Period (in lieu of the full Daily Share Amount for such Trading Day) will be a percentage of the Daily Share Amount (assuming the Company has not specified a Cash Percentage) equal to 100% minus the Cash Percentage.
     If the Company does not specify a Cash Percentage by the close of business on the Business Day prior to the scheduled first Trading Day of the applicable Observation Conversion Period, the Company must settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Observation Period with shares of Common Stock; provided that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of such Securities.

ARTICLE 11
Miscellaneous
     Section 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
     Section 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
if to the Company:
Nuance Communications, Inc.
1 Wayside Road
Burlington, MA 01803
Attention: Chief Financial Officer
if to the Trustee:
U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Attention: Elizabeth C. Hammer
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the Register of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     With respect to any Global Security, references in this Indenture to any required “mailing” of a notice shall be deemed to refer to any other means of notice consistent with the Depositary’s applicable procedures.
     Section 11.03. Communication by Securityholders with Other Securityholders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the

Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
     Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
     (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (a) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
     Section 11.06. When Securities Disregarded. In determining whether the Securityholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
     Section 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
     Section 11.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the location of the Corporate Trust Office or place of payment. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
     Section 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
     Section 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
     Section 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
     Section 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 11.14. Calculations in Respect of the Securities. Except as otherwise provided in Section 10.01(b) of this Indenture, the Company will be responsible for making all calculations called for under the Indenture or the

Securities. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, accrued interest payable on the Securities, the Conversion Rate and Conversion Price. The Company or its agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Securities. The Company will provide a schedule of these calculations to each of the Trustee and the Paying Agent upon request, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward these calculations to any Holder of the Securities upon the request of that Holder.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NUANCE COMMUNICATIONS, INC., as Issuer
By:	/s/ James R. Arnold
	Name:	James R. Arnold
	Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Elizabeth C. Hammer
	Name:	Elizabeth C. Hammer
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF SECURITY]
[Form of Global Securities Legend]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Form of Restricted Security Legend]
     THE SECURITY EVIDENCED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.
     BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITIES PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH NUANCE COMMUNICATIONS, INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

No. ___	$
2.75% Senior Convertible Debenture due 2027
CUSIP No.:
ISIN Number:
     Nuance Communications, Inc., a Delaware corporation, promises to pay to [Cede & Co., or its registered assigns]1, the principal sum of                      Dollars, [as revised by the Schedule of Increases or Decreases in Global Security attached hereto,]2 on August 15, 2027.
     Interest Payment Dates: February 15 and August 15.
     Interest Record Dates: February 1 and August 1.
     Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into cash and, if applicable, Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NUANCE COMMUNICATIONS, INC., as Issuer
By:
Name:
Title:

Dated:

[1]	Use bracketed language for a Global Security.

[2]	Use bracketed language for a Global Security.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.
By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]
2.75% Senior Convertible Debenture due 2027
1. Interest
     (a) NUANCE COMMUNICATIONS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 2.75% per annum. The Company will pay interest semiannually on February 15 and August 15 of each year commencing on February 15, 2008. Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 13, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.
     (b) The Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of August 13, 2007, among the Company, and the Initial Purchasers named therein (the “Registration Rights Agreement”) providing for the payment of additional interest. The Company may also elect to pay additional interest on this Security as a remedy for an Event of Default relating to a failure to file with the Trustee reports required under the Exchange Act.
     (c) Except as otherwise specifically set forth, all references herein to “interest” include Additional Interest under the Registration Rights Agreement and additional interest that the Company elects to pay in connection with a failure to file reports required under the Exchange Act.
2. Paying Agent, Registrar and Conversion Agent
     Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar, or Conversion Agent.
3. Indenture
     The Company issued the Securities under an Indenture dated as of August 13, 2007 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa- 77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture (except as specifically provided in Section 1(b)). The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.
     This Security is one of the Securities referred to in the Indenture issued in an initial aggregate principal amount of $250 million. Additional Securities may be issued in accordance with the Indenture. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.
5. Optional Redemption
     The Securities will not be redeemable at the option of the Company prior to August 20, 2014. At any time on or after August 20, 2014, the Securities will be redeemable at the option of the Company, in whole or in part, on not less than 30 days nor more than 60 Business Days prior notice, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date.
6. Repurchase of Securities at the Option of Securityholders
     If a Fundamental Change occurs at any time prior to maturity of the Security, this Security will be subject to a repurchase on the terms and conditions of the Indenture, at the option of the Holder, on a Fundamental Change Repurchase Date, specified by the Company.
     Subject to the terms and conditions of the Indenture, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all or any portion of the Securities held by such Holder, on August 15, 2014, August 15, 2017 and August 15, 2022.
7. Conversion
     Upon the occurrence of certain events specified in the Indenture and in compliance with the provisions of the Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date of this Security, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Security into a combination of cash and Common Stock, determined as set forth in the Indenture, based on a Conversion Rate of 51.3736 shares of Common Stock per $1,000 principal amount of Securities, as the same may be adjusted pursuant to the terms of the Indenture.
8. Denominations, Transfer, Exchange
     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Securityholder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Securityholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.
9. Persons Deemed Owners
     The registered Holder of this Security may be treated as the owner of it for all purposes.
10. Defaults and Remedies
     If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities will become immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.
11. No Recourse Against Others
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
12. Authentication
     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
13. Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
14. GOVERNING LAW
     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
15. CUSIP and ISIN Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

CONVERSION NOTICE

TO:	NUANCE COMMUNICATIONS, INC. U.S. BANK NATIONAL ASSOCIATION, as Trustee
     The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into, cash and shares of Common Stock of Nuance Communications, Inc., if any, in accordance with the terms of the Indenture referred to in this Security, and directs that the check in payment for cash and the shares, if any, issuable and deliverable upon such conversion, deliverable upon conversion or for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

     Fill in the registration of shares of Common Stock, if any, if to be issued, and Securities, if any, to be delivered, and the person to whom cash, if any, and payment for fractional shares, if any, is to be made, if, other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all, must be $1,000 or whole multiples thereof):

$

Social Security or Other Taxpayer
Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Securities in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE/FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:	NUANCE COMMUNICATIONS, INC. U.S. BANK NATIONAL ASSOCIATION, as Trustee
     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Nuance Communications, Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Securities and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be repurchased by the Company as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.
Dated:
Signature(s):

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Securities in every particular without alteration or enlargement or any change whatever.
     Securities Certificate Number (if applicable):
     Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):
     Social Security or Other Taxpayer Identification Number:

ASSIGNMENT
     For value received                                          hereby sell(s) assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Securities, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Securities on the books of the Company, with full power of substitution in the premises.
     In connection with any transfer of the Securities prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Securities are being transferred:
☐	To Nuance Communications, Inc. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;
and unless the Securities has been transferred to Nuance Communications, Inc. or a subsidiary thereof, the undersigned confirms that such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Securities in every particular without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY3
     The following increases or decreases in this Global Security have been made:

	Amount of decrease in	Amount of increase in	Principal Amount of this	Signature of authorized
	Principal Amount of this	Principal Amount of this	Global Security following	signatory of Trustee or
Date	Global Security	Global Security	such decrease or increase	Securities Custodian

[3]	For Global Securities only.

EXHIBIT B
FORM OF RESTRICTIVE LEGEND FOR
COMMON STOCK ISSUED UPON CONVERSION4
     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.
     BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITIES PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH NUANCE COMMUNICATIONS, INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND ITS TRANSFER AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION

AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.